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                                                                    EXHIBIT 23.1


                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders Daleen Technologies, Inc.:

We consent to incorporation by reference in the registration statements (No. 33-89121 and No. 33-33698) on Form S-8 and in the registration statement (No. 33-60884) on Form S-3 of Daleen Technologies, Inc. of our report dated October 29, 2001, relating to the statement of net assets available for plan benefits of the Daleen Technologies, Inc. 401(k) Profit Sharing Plan as of December 31, 1999, which report is included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                                       /s/ KPMG LLP

Miami, Florida
November 8, 2001